UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2014

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On May 4, 2014, the Board of Directors (the “Board”) of Cytomedix, Inc., a Delaware corporation (the “Company”) approved the Company’s plans to discontinue further funding of the ALDH Bright Cell development program and close its R&D Facility in Durham, NC in May 2014. The foregoing determination was made in light of the preliminary efficacy and safety results at 90 days from the RECOVER-Stroke phase 2 study in patients with neurological damage arising from an ischemic stroke and treated with ALD-401. Observed improvements in the primary endpoint (mean modified Rankin Score or mRS) were not clinically or statistically significant. This decision is consistent with the Company’s ongoing realignment of its commercial operations to focus on the wound care market and is expected to result in annual savings of approximately $4 million.

The Company will undertake reduction of the entire Durham facility workforce and streamlining of general and administrative expenses. In connection with these actions, the Company currently estimates that it will incur total pre-tax exit and disposal costs in the range of $500,000-$600,000, including employee separation costs of approximately $450,000 and other exit and disposal costs of approximately $150,000. The Company expects to record the majority of such employee separation costs during the second quarter of 2014. The Company also leases a 16,300 square foot facility located in Durham, NC, at approximately $20,000 per month and the least term expiring on December 31, 2018. Any such costs and liabilities related to this anticipated closure, including lease termination costs, will be recognized and measured at fair value in the period when such costs are incurred, which will likely be during the balance of 2014.

As part of the approved actions, the Company continues to explore strategic alternatives for the BrightCell technology. The Company may incur non-cash impairment charges related to intangible and fixed assets, such as facilities and equipment, or amortizing and non-amortizing intangible assets, as a result of such efforts.

At this time, the Company is unable in good faith to make a final determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to potential charges related to held-for-sale or discontinued operations, asset impairments, or accelerated depreciation and amortization. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K under Item 2.05 within four business days after it determines any such estimate or range of estimates. Any such charges would not result in any current or future cash expenditures.

Item 8.01 Other Events

On May 5, 2014, the Company issued a press release announcing the foregoing reorganizations of its research and development operations. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report and the attached exhibit contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements contained therein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as may be updated in the Company’s Quarterly Reports on Form 10-Q filed since the Annual Report. Investors should not place any reliance on forward-looking statements as a prediction of actual results.

The information in Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Exhibits

99.1 Press release dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date: May 8, 2014.